Steven Schneider Named Chief Accounting Officer of Century Aluminum Company

MONTEREY, CA. June 13, 2006 -- Century Aluminum Company (NASDAQ:CENX) announced today that Steven Schneider has been elected senior vice president, controller and chief accounting officer, effective June 9, 2006. In this capacity, Mr. Schneider will continue to report to president and chief executive officer Logan W. Kruger.

Mr. Schneider, who joined Century in April 2001, previously held the position of vice president and corporate controller. Prior to joining Century, he worked in a number of management positions with Alcoa, Inc. Mr. Schneider holds a MAABS degree from Bastyr University, a BA degree from Marietta College and is a Certified Public Accountant.

Century owns primary aluminum capacity in the United States and Iceland, as well as an ownership stake in alumina and bauxite assets in the United States and Jamaica. Century's corporate offices are located in Monterey, California.

Contact:

Michael Dildine
831-642-9364
mdildine@centuryca.com